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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                             _____________________

                                    FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                             _____________________


Date of Report (Date of earliest event reported):  January 7, 1998

                                 TOYS "R" US, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                 1-11609            22-3260693
   (State or Other Jurisdiction   (Commission        (IRS Employer
      of Incorporation)           File Number)    Identification No.)


              461 From Road, Paramus, New Jersey         07652
             (Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code:(201) 262-7800


      (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.

            This report relates to certain announcements made by the Registrant in the Press Release, dated January 8, 1998, filed as an exhibit hereto and incorporated herein by reference.

            The Board of Directors of Toys "R" Us, Inc. (the
"Company") declared a dividend distribution of one Right for each outstanding share of common stock, par value $.10 per share, of the Company (the "Common Stock") to stockholders of record at the close of business on January 22, 1998 (the "Record Date"). After the Distribution Date (as such term is defined below), each Right entitles the registered holder to purchase from the Company one share of Common Stock of the Company at a price of $175 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent") which is filed as an exhibit hereto and incorporated herein by reference.

            Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding prior to the Distribution Date, by such Common Stock certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Stock, (ii) new Common Stock certificates issued after the Record Date upon transfer, replacement or new issuance of Common Stock will be deemed to be issued with Rights and will contain a notation incorporating the Rights Agreement by reference and (iii) the transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Only Common Stock issued prior to the Distribution Date will be issued with Rights.

            As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date. From and after the Distribution Date, such separate Rights Certificates alone will evidence the Rights.

            "Distribution Date" shall mean the earlier of (i) the tenth day following the date of a public announcement that a person, together with persons affiliated or associated with it, has acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) the tenth Business Day following the earlier of the commencement of or the first public announcement of the intent to commence a tender offer or exchange offer by a person other than the Company if, upon consummation of the offer, such person, together with persons affiliated or associated with it, would be the beneficial owner of 15% or more of the outstanding Common Stock.




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            The Rights are not exercisable until the Distribution Date.  The
Rights will expire at the close of business on January 22, 2008 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

            The Purchase Price payable and the number of shares of Common Stock or number and kind of other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights, options or warrants to subscribe for Common Stock (or shares having the same rights, privileges and preferences as the shares of Common Stock) at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness, securities, cash or assets (excluding regular periodic dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights, and in lieu thereof an adjustment in cash will be made based on the current market price of the Common Stock on the last trading day prior to the date of exercise.

            "Acquiring Person" shall mean any Person (generally defined to include any individual, firm, corporation, limited liability company, partnership or other entity) who or which, together with all Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of such Person, shall be the Beneficial Owner (as such term is defined in the Rights Agreement) of 15% or more of the Common Stock of the Company then outstanding, but shall not include the Company, any Subsidiary (generally defined to mean any corporation or other entity of which a majority of the voting power of the voting securities or equity interest is owned by a Person or entity controlled by such Person) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Stock of the Company then outstanding; provided, however, that if a



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Person shall become the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, (i) if a Person who would otherwise be an Acquiring Person but reports its ownership (but less than 25%) on Schedule 13G under the Exchange Act or on Schedule 13D under the Exchange Act which Schedule 13D does not state any intention to control or influence the management of the Company, or (ii) if such Person who would otherwise be an "Acquiring Person" has become such inadvertently, and such Person, together with all affiliates and associates, certifies to the Company that it does not intend to control or influence the management of the Company and does not acquire additional shares of Common Stock, then in the case of either (i) or (ii) such Person shall not be deemed to be an "Acquiring Person".

            In the event that a person, together with persons affiliated or associated with it, becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have the right to receive, upon exercise thereof, Common Stock (or, in certain circumstances as determined by the Company, other securities, cash, or other property) having a value of two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances set forth in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties and transferees) will be null and void. Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company, as set forth below. In the event that, at any time following the Stock Acquisition Date (as such term is defined below), (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, proper provision shall be made so that each holder of a Right (other than Rights that theretofore become null and void as described above) shall thereafter have the right to receive, upon exercise thereof, common stock of the acquiring company having a value equal to two times the purchase price of the Right.



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            At any time until the close of business on the tenth Business Day following the date of a public announcement that a person has become an Acquiring Person (the "Stock Acquisition Date"), the Company may redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holder of Rights will be to receive the Redemption Price. The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred and twenty (120) days following a change in the majority of the Board of Directors of the Company as a result of a proxy contest.

            At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding shares of Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

            Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to (i) cure any ambiguity, (ii) to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provisions therein, (iii) shorten or lengthen any time period under the Rights Agreement, or (iv) make changes that will not adversely affect the interests of the holders of Rights; provided such lengthening described in (iii) above is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights; and further provided that no amendment may be made at such time as the Rights are not redeemable.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.



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            The Rights will not prevent the takeover of the Company, however, the Rights will cause substantial dilution to a person or group that acquires 15% or more of the Common Stock of the Company unless the rights are first redeemed by the Board of Directors of the Company. Nevertheless, the rights should not interfere with a transaction that is in the best interests of the Company and its stockholders because the Rights can be redeemed until the Distribution Date.

            A copy of the Rights Agreement (which includes as Exhibit A the form of Rights Certificates and as Exhibit B the Summary of Rights to Purchase Common Stock) and the form of press release announcing the events described herein are attached as exhibits hereto. A copy of the Summary of Rights will be available free of charge from the Company to stockholders submitting written requests therefor to: 461 From Road, Paramus, New Jersey 07652,
Attention: Chief Financial Officer. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto, which are incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.

1. Form of Rights Agreement, dated as of January 7, 1998, between Toys "R" Us, Inc. and American Stock Transfer & Trust Company, which includes as Exhibit A the Form of Rights Certificate and, as Exhibit B, the Summary of Rights to Purchase Common Stock.

2.          Press Release, dated January 8, 1998.
















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                               SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           TOYS "R" US, INC.



Dated:  January 8, 1998            By:    /s/ Louis Lipschitz
                                           Louis Lipschitz
                                           Executive Vice President and Chief
                                           Financial Officer





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